For Immediate Release	Contact: Mark Borman – Investor Relations	952.917.0590
	Chuck Grothaus – Public Relations	952.917.0306

ADC Increases Financial Guidance and
Announces One-For-Seven Reverse Stock Split

Conference Call: April 19 at 8:00 am Eastern (Details in Release)

•	Sales And Earnings Per Share Are Increased For 2Q05 And Provided For 3Q05

•	Reverse Split Benefits Investors With Enhanced Visibility Of Earnings-Per-Share Changes And Adjusts Shares In Line With Companies Of Similar Market Capitalizations

MINNEAPOLIS — April 18, 2005— ADC (NASDAQ: ADCT, www.adc.com) today announced that its second fiscal quarter ending April 29, 2005 is now expected to have sales from continuing operations of around $292-$297 million and GAAP earnings per share from continuing operations of around $0.03, which includes $2 million of restructuring charges and $3 million of acquired intangibles amortization, or adjusted earnings per share from continuing operations of around $0.03. This compares to previous guidance on February 28, 2005 for the quarter of sales from continuing operations around $260-$270 million and GAAP earnings per share from continuing operations of around $0.02, subject to any significant restructuring and impairment charges and certain non-operating gains/losses the amounts of which are uncertain at that time. Adjusting for a planned one-for-seven reverse stock split, GAAP earnings per share from continuing operations are expected to be around $0.18-$0.20 and adjusted earnings per share from continuing operations are expected to be around $0.22-$0.24.

ADC also provided guidance for its third fiscal quarter ending July 29, 2005 in which it expects sales from continuing operations to be around $300-$310 million and split-adjusted GAAP earnings per share from continuing operations of around $0.21-$0.24 and adjusted earnings per share from continuing operations of around $0.23-$0.26. These earnings per share expectations are subject to any significant restructuring and impairment charges and certain non-operating gains/losses the amounts of which are uncertain at this time.

Split-Adjusted Results (dollars in millions, except per share amounts), Continuing Operations
The table below summarizes the quarterly sequential actual results and guidance from continuing operations on a split-adjusted basis:

	2005	2005	2005	2004
	3rd Quarter	2nd Quarter	1st Quarter Actual	4th Quarter

	Guidance	Guidance		Actual

	$Around	Around
Net sales	300-310	292-297	243.4	266.3

GAAP earnings per share	$Around	Around
– diluted	0.21-0.24[1]	0.18-0.20	0.12	0.13
Reconciling Items:
Restructuring charges	$Uncertain[1]	Around 0.02	0.03	—
Acquired intangibles amortization	$0.02	0.02	0.02	0.02
Gain from note receivable sale	$—	—	(0.08)	—

Adjusted earnings per share	$Around	Around
– diluted	0.23-0.26[1]	0.22-0.24	0.09	0.15

1 Earnings per share expectations are subject to any significant restructuring and impairment charges and certain non-operating gains/losses the amounts of which are uncertain at this time.

“As we have made significant progress in transforming ADC toward profitable growth in fiscal 2005, we are pleased to increase our financial guidance and announce a reverse split of our shares that will be beneficial to our current and prospective investors in the new ADC — a leading global network infrastructure company that connects wireline, wireless, cable, broadcast and enterprise communications,” said Robert E. Switz, president and CEO of ADC. “We believe that ADC’s earnings per share trends will be more visible with a reduced share base.”

A copy of this news release, including the financial guidance it contains, can be accessed at www.adc.com/investorrelations/newsandcommunications/newsreleases/

Reverse Stock Split Expected to Benefit Investors
ADC today also announced that its Board of Directors approved a one-for-seven (1:7) reverse split of its common stock. This reverse stock split:

•	Enhances visibility of earnings-per-share changes as a result of having fewer shares outstanding;

•	Adjusts the number of ADC shares in line with companies that have similar market capitalizations;

•	Reduces transaction costs for ADC’s investors who pay a per share commission;

•	Increases ADC’s current broad base of shareowners by attracting new investors who do not buy stocks with low single-digit share prices; and

•	Reverses most of the two-for-one stock splits on July 17, 2000, February 15, 2000 and November 1, 1996.

The record date of the reverse split will be May 9, 2005. The reverse split will become effective as of 12:01 a.m. on May 10, 2005 such that shareowners will receive one new share of ADC common stock for every seven shares they hold at the close of business on May 9th and ADC’s common stock will begin trading on a split adjusted basis when the markets open on May 10th. For a period of approximately 20 trading days after the stock split becomes effective, NASDAQ will append a “D” to ADC’s stock symbol in order to inform the investment community of the reverse stock split.

In connection with the reverse split, ADC’s articles of incorporation will be amended to also reverse the total authorized common shares in the same proportion as the reverse stock split. After the reverse split, ADC will have approximately 116 million shares of its common stock outstanding. When using the “if-converted” method for computing diluted earnings per share with respect to the shares reserved for issuance upon conversion of ADC’s convertible notes, net-of-tax interest expense on the convertible notes is added back to net income and then this amount is divided by the sum of the outstanding shares plus the 14.2 million split-adjusted shares reserved for issuance upon conversion of the notes.

ADC will not issue any fractional shares of its new common stock as a result of the reverse split. Instead, shareowners who would otherwise be entitled to receive a fractional share of new common stock will receive cash for the fractional share in an amount equal to the fractional share multiplied by the split adjusted price of one share of ADC’s common stock at the time the reverse split becomes effective (i.e. the closing price of ADC’s common stock as reported by NASDAQ on May 9th multiplied by seven).

To provide shareowners with better record keeping, the post-reverse split shares will be issued in “book-entry” form, without stock certificates. The new shares will be registered in the name of the owner on the books of ADC maintained by its transfer agent, Computershare Investor Services (Telephone: (800) 929-6782 or (312) 360-5209, E-mail: web.queries@computershare.com). ADC shareowners will receive instructions from Computershare Investor Services via mail about the reverse stock split and the transition to book-entry share registration.

April 19 Conference Call at 8:00 a.m. Eastern
ADC will discuss its updated financial guidance and reverse stock split on a conference call scheduled for April 19 at 8:00 a.m. Eastern time. The conference call can be accessed by domestic callers at (800) 399-7506 and by international callers at (706) 634-2489. Starting April 19 at 9:30 a.m. Eastern time, the replay of the call can be accessed until 11:59 p.m. Eastern time on April 26 by domestic callers at (800) 642-1687 and by international callers at (706) 645-9291 (conference ID number is 5560246).

Second Quarter Earnings Release Date
On June 1, 2005 after the market close, ADC expects to announce the actual results of its second fiscal quarter ending April 29, 2005.

About ADC

ADC provides the connections for wireline, wireless, cable, broadcast, and enterprise networks around the world. ADC’s innovative network infrastructure equipment and professional services enable high-speed Internet, data, video, and voice services to residential, business and mobile subscribers. ADC (NASDAQ: ADCT) has sales into more than 150 countries. Learn more about ADC at www.adc.com.

Cautionary Statement under the Private Securities Litigation Reform Act of 1995
All forward-looking statements contained herein, particularly those pertaining to ADC’s expectations or future operating results, reflect management’s current expectations or beliefs as of the date of such statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. ADC Telecommunications cautions readers that future actual results could differ materially from those in forward-looking statements depending on the outcome of certain factors. All such forward-looking statements are subject to certain risks and uncertainties, including, but not limited to, significant difficulties in forecasting sales and market trends; uncertainties regarding the level of capital spending by telecommunications service providers and enterprise customers; the overall demand for ADC’s products or services; the demand for particular products or services within the overall mix of products sold, as our products and services have varying profit margins; changing market conditions and growth rates either within ADC’s industry or generally within the economy; the impact of actions we may take such as acquisitions and divestitures; ADC’s ability to effectively integrate the KRONE acquisition or other acquisitions with ADC’s historic operations; ADC’s ability to dispose of excess assets on a timely and cost-effective basis; new competition and technologies; increased costs associated with protecting intellectual property rights; the retention of key employees; pressures on the pricing of the products or services ADC offers; performance of contract manufacturers used by ADC to make certain products; the availability and cost of raw components; changes in exchange rates as an increasing portion of our sales since the KRONE acquisition come from outside the United States; possible consolidation among our customers, competitors or vendors; and other risks and uncertainties, including those identified in the section captioned Risk Factors in Exhibit 99 of ADC’s Quarterly Report on Form 10-Q for the fiscal quarter ended January 28, 2005. ADC disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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